UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 11, 2009

NATHAN'S FAMOUS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-3189	11-3166443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Old Country Road, Westbury, New York	11590
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(516) 338-8500

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 11, 2009, Nathan’s Famous Services, Inc. (“Services”), a wholly-owned subsidiary of Nathan’s Famous, Inc., a Delaware corporation (the “Company”) and One-Two Jericho Owner, LLC entered into a lease (the “Lease”) for approximately 9,300 square feet of usable office space located in Jericho, New York to serve as the Company’s corporate headquarters.  On September 11, 2009, the Company entered into a guarantee of Services’ obligation to pay rent under the Lease. The Lease commences on January 1, 2010, has a ten (10) year term, with a five (5) year renewal right. Base rent under the Lease is approximately $385,000 per annum with 2% annual increases; however, the Company has received an abatement of base rent for the first year and two months of the last year of the initial ten-year term. The rent for any renewal period shall be based on the then-fair market rent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATHAN'S FAMOUS, INC.

By:	/s/ Ronald G. DeVos
Ronald G. DeVos
Chief Financial Officer (Principal Financial Officer)

Dated:  September 17, 2009